EXHIBIT 3(ii)

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                             AMENDMENT TO THE BYLAWS
                             OF CEL-SCI CORPORATION

                                   ARTICLE II
                             STOCKHOLDER'S MEETINGS


Section 4.  Voting:
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     At all meetings of stockholders, voting may be viva voce; but any qualified voter may demand a stock vote, whereupon such vote shall be taken by ballot and the Secretary shall record the name of the stockholder voting, the number of shares voted, and, if such vote shall be by proxy, the name of the proxy holder. Voting may be in person or by proxy appointed in writing, manually signed by the stockholder or his duly authorized attorney-in-fact.

     Each stockholder shall have such rights to vote as the Articles of Incorporation provide for each share of stock registered in his name on the books of the Corporation. The Corporation may establish a record date, not to exceed, in any case, 70 days preceding the meeting, for the determination of stockholders entitled to vote. The Secretary of the Corporation shall make, at least ten (l0) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (l0) days prior to such meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.

     Beneficial owners of this Corporation's common stock registered in the name of Depository Trust & Clearing Corporation or any other clearing organization will be recognized as stockholders entitled to vote in person or by proxy at any meeting provided that the following procedures are followed.

     o If the stockholder is voting at the meeting, the stockholder provides a valid government issued identification document and brokerage statement identifying the stockholder as the holder of shares of this Corporation's common stock.

     o If a person is voting on behalf of a stockholder at the meeting, the person provides a signed proxy card and brokerage statement identifying the stockholder voting by proxy as the holder of shares of this Corporation's common stock.

     o If the stockholder is voting by proxy, the stockholder sends a signed proxy card and brokerage statement identifying the stockholder as the holder of shares of this Corporation's common stock.

Each share of this Corporation's common stock that is listed on any brokerage statement provided in person or by proxy will be entitled to one vote at any meeting.